Exhibit 99.1
FOR IMMEDIATE RELEASE
MRV REPORTS THIRD QUARTER 2007 FINANCIAL RESULTS
Consolidated Revenue Increases 29% Year-Over-Year and 14% Sequentially
CHATSWORTH, CA — November 8, 2007 — MRV COMMUNICATIONS, INC. (Nasdaq: MRVC), today reported its results for the third quarter ended September 30, 2007.
Revenue for the third quarter of 2007 was $116 million, an increase of 29% over revenue of $90 million in the third quarter of 2006. GAAP net loss for the third quarter of 2007 was $12.6 million or $0.08 per share, as compared with a GAAP net income of $0.2 million, or $0.00 per share, for the third quarter of 2006. Share-based compensation charges were $1.2 million in the third quarter of 2007 compared to $0.9 million for the third quarter of 2006. In addition, net loss during third quarter of 2007 was impacted by non-cash charges of $4.9 million related to the Company’s convertible debt conversion on August 10, 2007 and $0.8 million from the amortization of intangibles from the Fiberxon Inc. acquisition completed in July 2007. The Company will not present non-GAAP third quarter of 2007 financial information and will discontinue the practice of presenting non-GAAP information on a going forward basis.
“Third quarter revenues were up 29% year-over-year to record quarterly levels for the Company,” commented Noam Lotan, President & CEO of MRV. “Growth was driven by our optical component division which included a full quarter of contribution from the acquired Fiberxon business and grew revenue 91% year-over-year and 67% sequentially. During the quarter we unified Luminent and Fiberxon under a single, Source Photonics brand that now represents a leading optical transceiver manufacturer rivaling the size and global presence of many independent optical component companies. Under the Source Photonics brand we believe we are the dominant supplier for PON transceivers being used in FTTx rollouts around the world and also boast a strong presence in metro transceivers with a focus on the growing 10-Gb market. Looking ahead we expect continued growth from Source Photonics and operating improvements through ongoing integration.”
Continued Mr. Lotan, “We were also very pleased during the quarter to complete the audit of Fiberxon and file the required financial statements with the SEC, which is a testament to the hard work of our team and all parties involved. Despite this significant achievement, during the quarter we were disappointed by the losses in our Networking segment which were impacted by the continuing delay in orders from our defense related business. With the issues of the past few months behind us we are clearly focused on improving the profitability of our Networking business through margin improvement and a tighter control on costs. Importantly, looking ahead we are seeing good signs of progress in the upcoming fourth quarter and believe we will post improved bottom line results.”
Fourth Quarter of 2007 Outlook
MRV currently estimates that revenues for the fourth quarter of 2007 will be in the range of $130 million to $136 million. Net loss per share is currently forecasted to be in the range of $(0.04) to $(0.01) per share. This forecasted range includes the effect of non-cash share-based compensation (which is forecasted to be approximately $0.02 per share).

Exhibit 99.1-1

Other Information
MRV will host a conference call to discuss its third quarter of 2007 financial results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). For parties in the United States and Canada, call 800-257-7063 to access the conference call. International parties can access the call at 303-262-2052. A financial presentation designed to guide participants through the call will also be available. MRV will offer its live audio broadcast of the conference call, along with the financial presentation, on the MRV Investor website at http://ir.mrv.com/. For replay information, please visit the MRV Investor website.
Forward-Looking Statements
This press release contains statements regarding future financial and operating results of MRV, MRV’s expected revenues and net income (loss) for the fourth quarter of 2007 that ends on December 31, 2007, management’s assessment of business trends and their effect on MRV’s revenues, specifically those to be derived from its Source Photonics fiber optic components brand, and in gross margins in future periods, benefits and synergies expected from the acquisition of Fiberxon and other statements about management’s future expectations, beliefs, goals, plans or prospects and those of the market segments in which MRV and Luminent are engaged that are based on management’s current expectations, estimates, forecasts and projections about MRV, Luminent and Fiberxon and the combined Company, as well as MRV’s, Luminent’s and Fiberxon’s and the combined Company’s future performance and the industries in which MRV, Luminent and Fiberxon operate, in addition to managements’ assumptions. These statements constitute forward- looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “envisions,” “estimates,” “targets,” “intends,” “plans,” “believes,” “seeks,” “should,” “forecasts,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance or that the events anticipated will occur and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Actual results could differ materially because of the following factors, among others, which may cause revenues, gross margins and income (loss) to fall short (rise above) of anticipated levels: vigorous competition relating to our entry into new markets or from our existing markets; the failure of perceived business trends to translate into demand for products developed, manufactured or sold by MRV, Luminent or Fiberxon, a failure to achieve market acceptance of new products; continued market acceptance of existing products and continued success in selling the products of other companies; product price discounts; the timing and amount of significant orders from customers; delays in product development and related product release schedules; obsolete inventory or product returns; warranty and other claims on products; technological shifts; the availability of competitive products at prices below prices of MRV’s, Luminent’s or Fiberxon’s products, ; the continued ability to protect its and its subsidiaries’ intellectual property rights; changes in product mix; maturing product life cycles; product sale terms and conditions; currency fluctuations, especially in the People’s Republic of China changes in, or the implementation of, tax laws or import and export duties in the countries where MRV and its subsidiaries conduct business, implementation of operating cost structures that align with revenue growth; the financial condition of customers and vendors; adverse results in litigation; the impact of legislative actions; higher insurance costs; potential new accounting pronouncements; the effects of terrorist activity and armed conflict; disruptions in general economic activity and changes in MRV’s, Luminent’s or Fiberxon’s operations and security arrangements; the effects of travel restrictions and quarantines associated with major health problems, such as the Severe Acute Respiratory Syndrome, slowdown of general economic activity or activities specifically affecting the market segments in which MRV and Luminent and Fiberxon compete; decreases in corporate information technology spending or other changes in general economic conditions that affect demand for MRV’s or Luminent’s and Fiberxon’s products. In addition, with its acquisition of Fiberxon, MRV and Luminent face new risks that could cause the forward-looking statements made in this and other press releases MRV may issue, including potential difficulties in the integration of Fiberxon, such as transitioning from MRV and/or Luminent to Fiberxon policies and procedures, systems and leadership; the adjustment of MRV and Luminent personnel to operating in China, including awareness of and compliance with local business

Exhibit 99.1-2

practices and regulatory requirements; the adjustment of Fiberxon personnel to different management; other difficulties assimilating Fiberxon’s operations, technologies, products, management or employees, particularly because they are located in China where English is not widely spoken, the culture and political, monetary, economic, financial or monetary system and accounting principles and controls different from those of the U.S. and Taiwan where Luminent has offices, operations and facilities, the diversion of management’s attention to business concerns of Fiberxon; risks inherent entering the China market and doing business in China, including the worsening of relations between the U.S. and China and Taiwan and China, where neither Luminent nor MRV has prior experience, and problems inherent when any foreign enterprise conducts business in China; and changes in China’s currency or in exchange rates between the U.S. dollar and Chinese renminbi.
For further information regarding risks and uncertainties associated with the businesses of MRV, Luminent and Fiberxon, please refer to the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and “Risk Factors” sections of MRV’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2006, quarterly reports on Form 10-Q and specifically with respect to its acquisition of Fiberxon, MRV’s Current Reports on Form 8-K and 8-K/A filed with the SEC on July 2, 2007 and October 1, 2007, respectively, copies of which may be obtained by contacting MRV’s investor relations department or at MRV’s investor relations website at http://ir.mrv.com/.
All information in this release is as of November 7, 2007. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV’s expectations.
About MRV Communications, Inc.
MRV Communications, Inc. (“MRV”) is a leading provider of network equipment and services, and optical components. MRV’s networking business provides equipment used by commercial customers, governments and telecommunications service providers, and includes switches, routers, physical layer products and out-of-band management products as well as specialized networking products for aerospace, defense and other applications including voice and cellular communication. MRV markets and sells its products worldwide through a variety of channels, including a dedicated direct sales force, manufacturers’ representatives, value-added-resellers, distributors and systems integrators. MRV also has operations in Europe that provide network system design, integration and distribution services that include products manufactured by third-party vendors, as well as internally developed and manufactured products. The Company’s optical components business, branded as Source Photonics, represents the combination of LuminentOIC and Fiberxon Inc. both world-class, leading manufacturers of optical components and wholly owned subsidiaries of MRV. Publicly traded since 1992, MRV is listed on the NASDAQ Global Market under the symbol MRVC. For more information about MRV and its products, please call (818) 773-0900 or visit http://www.mrv.com/ and http://www.sourcephotonics.com/.

Exhibit 99.1-3

MRV Communications, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
	(Unaudited)
Revenue	$115,700	$89,616	$307,341	$253,843
Cost of goods sold	85,345	60,962	218,771	172,621
Gross profit	30,355	28,654	88,570	81,222
Gross margin	26%	32%	29%	32%

Operating costs and expenses:
Product development and engineering	9,314	7,331	23,466	20,983
Selling, general and administrative	25,759	20,991	72,533	63,602
Amortization of intangibles	806	—	806	—
Goodwill impairment	—	—	—	52
Total operating costs and expenses	35,879	28,322	96,805	84,637
Operating income (loss)	(5,524)	332	(8,235)	(3,415)

Interest expense	(1,075)	(819)	(3,091)	(2,608)
Cost of debt conversion	(4,899)	—	(4,899	—
Other income, net	201	1,646	2,843	3,312

Net income (loss) before taxes	(11,297)	1,159	(13,382)	(2,711)
Provision for taxes	1,274	943	3,865	3,397
Net income (loss)	$(12,571)	$216	$(17,247)	$(6,108)

Net loss per share:
Basic	$(0.08)	$0.00	$(0.13)	$(0.05)
Diluted	$(0.08)	$0.00	$(0.13)	$(0.05)
Weighted average number of shares:
Basic	151,183	125,202	134,411	119,394
Diluted	151,183	125,202	134,411	119,394

Investor Relations	The BlueShirt Group for MRV
MRV Communications, Inc.	Rakesh Mehta
(818)886-MRVC (6782)	(415)217-7722
ir@mrv.com	rakesh@blueshirtgroup.com

Exhibit 99.1-4